As Filed with the Securities and Exchange Commission on August 22,1996
                                                  Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                            WALSH INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)
Delaware                                                   51-0309207
(State or other jurisdiction                           (I.R.S. employer
of incorporation or organization)                    identification number)

                           105 Terry Drive, Suite 118
                                Newtown, PA 18940
               (Address of Principal Executive Offices) (Zip Code)
                                   -----------

             Walsh International Inc. and its Subsidiaries Restated
                 Stock Option and Restricted Stock Purchase Plan
                                     - and -
       Walsh International Inc. Non-Employee Directors' Stock Option Plan
                            (Full title of the Plans)
                                  ------------

             LEONARD R. BENJAMIN, VICE PRESIDENT AND GENERAL COUNSEL
                            Walsh International Inc.
                           105 Terry Drive, Suite 118
                                Newtown, PA 18940
                     (Name and address of agent for service)

                                 (215) 860-4943
          (Telephone number, including area code, of agent for service)
                                  ------------

                                   Copies to:
                            KAREN C. WIEDEMANN, ESQ.
                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                              45 Rockefeller Plaza
                              New York, N. Y. 10111
                         CALCULATION OF REGISTRATION FEE


                                                           Proposed       Proposed
                                                           maximum        maximum
                                        Amount             offering       aggregate        Amount of
Title of securities                      to be             price per      offering         registration
to be registered                       registered          share(1)       price                fee(1)
- -------------------------------------------------------------------------------------------
Common Stock, $.01 par value           1,620,000            $9.25         $14,985,000          $5,167.24

(1) Calculated pursuant to Rule 457(c) and 457(h) using the last sale reported on the Nasdaq National Market System on August 21, 1996.

                                EXPLANATORY NOTE

                  This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Act") to register shares of common stock, $.01 par value ("Common Stock") of Walsh International Inc. (the "Registrant") issuable pursuant to the Registrant's and its Subsidiaries Restated Stock Option and Restricted Stock Purchase Plan (the "Employee Plan") and the Registrant's Non-Employee Directors' Stock Option Plan (the "Directors Plan" and, collectively with the Employee Plan, the "Plans").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Pursuant to Rule 428(b)(1) under the Act, an information statement containing the information specified in Part I of this Form S-8 (an "Information Statement") will be distributed to participants under the Employee Plan, and a separate Information Statement will be distributed to participants under the Directors Plan. Each Information Statement, taken together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, constitutes a prospectus meeting the requirements of Section 10(a) of the Act pursuant to Rule 428(a)(1) under the Act, and each Information Statement is hereby incorporated by reference in this Registration Statement.

                  Under cover of this Form S-8 is a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Act (the "Reoffer Prospectus"). The Reoffer Prospectus may be utilized for reofferings and resales of up to 438,250 shares of Common Stock acquired by selling stockholders through participation in the Plans.

REOFFER PROSPECTUS
                            WALSH INTERNATIONAL INC.
                                 438,250 SHARES
                                  COMMON STOCK

                  This Reoffer Prospectus (the "Prospectus") relates to the offering by certain selling stockholders (the "Selling Stockholders") of Walsh International Inc. (the "Company" or "Walsh") who may be deemed "affiliates" of the Company (as such term is defined in Section 405 of the Securities Act of 1933, as amended (the "Act")), of 438,250 shares of common stock, $.01 par value ("Common Stock") of the Company, which may be acquired by them pursuant to the exercise of options granted to them pursuant to either the Walsh International Inc. and its Subsidiaries Restated Stock Option and Restricted Stock Purchase Plan (the "Employee Plan") or the Walsh International Inc. Non-Employee Directors' Stock Option Plan (the "Directors Plan and, collectively with the Employee Plan, the "Plans").

                  The Selling Stockholders may offer to sell the Common Stock covered by this Prospectus from time to time, in one or more transactions, at prices and upon terms then obtainable on the Nasdaq National Market System or such national securities exchange upon which the Common Stock is traded at the time of such sales, in negotiated transactions, in a combination of such methods of sale or otherwise. The Company will not receive any of the proceeds from such sales. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by such Selling Stockholders will be borne by such Selling Stockholders. See "Plan of Distribution." The Common Stock is listed on the Nasdaq National Market System under the symbol "WSHI". On August 21, 1996, the closing price of the Common Stock was $9.25 per share.

                  See  "Risk   Factors"   commencing   on  page  2  for  certain
information that should be considered by prospective investors.

                                   ----------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                   ----------

                  No person has been authorized to give any information or make any representation in connection with this offering other than is contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. However, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                                   ----------

                The date of this Prospectus is August 22, 1996.

                                TABLE OF CONTENTS

Available Information..........................................................1

Risk Factors...................................................................2

The Company....................................................................2

Use of Proceeds................................................................2

Selling Stockholders...........................................................2

Plan of Distribution...........................................................4

Legal Matters..................................................................4

Incorporation of Certain Documents by Reference................................5

Other Matters..................................................................5


                              AVAILABLE INFORMATION

                  The  Company  has  filed  with  the  Securities  and  Exchange
Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement or incorporated herein by reference is qualified by reference to such document.

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is listed on the Nasdaq National Market System. Reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                  The Company will promptly furnish, without charge, to each person to whom this Prospectus is delivered, upon written request of such person, a copy of any and all the information that has been incorporated by reference in this Prospectus (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into such information). Requests for such copies should be directed to Walsh International Inc., Investor Relations Office, 105 Terry Drive, Suite 118, Newtown, PA 18940, Attn:
Leonard R. Benjamin, Esq., telephone number (215) 860-4943.

                                  RISK FACTORS

                  Prospective purchasers should carefully consider the risks of investing in the Common Stock. Prospective purchasers of the Common Stock are referred to the Company's Registration Statement on Form S-1 (file no. 333-316) and incorporated by reference into this Prospectus, which contains a description of the risks of investing in the Common Stock. See "Incorporation of Certain Documents By Reference".

                                   THE COMPANY

                  Walsh develops, markets and provides comprehensive sales and marketing information systems for pharmaceutical companies to assist them in the more efficient management of their sales organizations. Walsh is a market leader, in terms of the number of sales forces and geographic areas covered, in providing electronic territory management systems ("ETMS") and sales management information systems ("SMIS") to the pharmaceutical industry worldwide. Walsh also provides data services and marketing support services based on proprietary databases of medical professionals and others who influence prescribing decisions.

                  The Company's range of integrated services are designed to enable a client to (i) manage its sales force more efficiently through the use of state-of-the-art proprietary technology, (ii) enhance decision-making by distributing comprehensive customer data through the client's sales and marketing organization and (iii) optimize the effectiveness of the client's sales force and the sales and marketing process through the use of various marketing support services.

                  Walsh's  extensive   pharmaceutical  industry  experience  has
enabled it to design PRECISE, its advanced ETMS, Premiere, its SMIS, and Pharbase, its database service, to be customized to meet client-specific requirements without the need to write additional source code. The Company believes that this design allows faster implementation of a client-specific solution, makes that solution easier to modify once implemented, simplifies the maintenance and upgrading process and permits multi-national clients to have completely compatible systems worldwide.

                  Walsh's services are currently used by more than 75 companies in 12 countries, including certain national operations of 17 of the 20 largest pharmaceutical companies in the world. The Company's business is currently concentrated in Europe, with clients located in the United Kingdom, the Netherlands, Germany, Belgium, Italy, Spain and France. The Company's 10 largest clients in fiscal 1995 were American Home Products, Astra, Bayer, Boehringer Ingelheim, Glaxo Wellcome, Hoechst Marion Roussel, Hoffmann-La Roche, Rhone-Poulenc Rorer, SmithKline Beecham and Zeneca.

                  The Company's principal executive offices are located at 105 Terry Drive, Suite 118, Newtown, PA, 18940, telephone no. (215) 860-4943.

                                 USE OF PROCEEDS

                  All of the shares of Common Stock are being offered by the Selling Stockholders. The Company will not receive any proceeds from sales of Common Stock by the Selling Stockholders.

                              SELLING STOCKHOLDERS

                  The Selling Stockholders consist of officers and directors (including non-employee directors) of the Company. Such Selling Stockholders may offer up to an aggregate 438,250 shares of Common Stock which may be acquired by them pursuant to the exercise of options granted to them under the Plans. There is no assurance that any of the Selling Stockholders will sell any or all of the Common Stock offered by them hereunder. As of July 31, 1996, an aggregate 438,250 options have been granted to the Selling Stockholders pursuant to the Plans, of which, as of such date, an aggregate 159,250 options have vested and are fully exercisable.

                  The following table sets forth: (i) the name and position of each of the Selling Stockholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder as of July 31, 1996, (iii) the number of shares of Common Stock that may be offered and sold by each Selling Stockholder pursuant to this Prospectus and (iv) the amount and percentage of the Common Stock to be owned by each Selling Stockholder after completion of this offering. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company.

                                                                                                     Shares Owned
                                                                                                   After Offering(1)

                                             Shares Owned
                                                    as of                   Shares
Name and Position                        July 31, 1996(2)                  Offered            Number          Percentage
- -----------------                        -------------                     -------            ------          ----------

Michael A. Hauck(3)                               118,886                   97,500            21,586                *
Chief Executive Officer,
Director

Robert Mander(4)                                  253,328                   72,500           180,828            1.73%
President, Chief Operat-
ing Officer, Director

Martyn D. Williams                                 44,000                   41,250             2,750                *
Vice President, Chief
Financial Officer

Leonard R. Benjamin                                10,950                   10,750               200                *
Vice President, General
Counsel, Secretary

Dennis M.J. Turner(5)                             227,780                  166,250            61,530                *
Director, Chairman of
the Board

Harry C. Groome                                    12,000                   12,000               --                 *
Director

Leonard M. Lodish(6)                               17,000                   17,000               --                 *
Director

James W. Stevens                                   18,000                   12,000             6,000                *
Director
================================================================================================================================

*Less than 1%

(1) Assuming all shares that may be offered hereby are sold and based on 10,464,085 shares outstanding at July 31, 1996.


(2) Includes shares of Common Stock underlying options granted to the Selling Stockholders under the Plans, whether or not exercisable as of, or within 60 days of, July 31, 1996.

(3) Mr. Hauck served as President and Chief Operating Officer of Walsh prior to April 16, 1996.

(4) Mr. Mander served as a Vice President of Walsh prior to April 16, 1996. His share total includes 158,256 shares held by Reredos Corporation as trustee for his benefit.

(5) Mr. Turner served as Chief Executive Officer of Walsh prior to April 16, 1996. His share total does not include 363,743 shares owned by Medicom Investments Limited, an investment company substantially all of which is owned by trusts administered for the benefit of Mr. Turner and Mr. Handel Evans, or 6,883 shares owned by immediate family members of Mr. Turner. Mr. Turner may be deemed to be the beneficial owner of all of such shares.

(6) Dr. Lodish served as a consultant to the Company prior to becoming a director on May 3, 1996.


                              PLAN OF DISTRIBUTION

                  The distribution of the Common Stock by the Selling Stockholders may be effected from time to time, in one or more transactions, at prices and upon terms then obtainable on the Nasdaq National Market System or such national securities exchange upon which the Common Stock is traded at the time of such sales, at negotiated prices or otherwise. In the event that one or more brokers or dealers sells Common Stock it may do so by purchasing Common Stock as principal or by selling the Common Stock as agent. If sales are made through brokers or dealers, commissions and fees will be paid accordingly by the Selling Stockholders.

                  The Company currently does not satisfy the requirements for use of Form S-3 under the Act. As a result, the number of shares of Common Stock that may be offered or sold pursuant hereto by each Selling Stockholder and any other person with whom such Selling Stockholder is acting in concert for the purposes of selling shares of Common Stock may be limited to an amount, during any three-month period, that does not exceed the amount specified in Rule 144(e) under the Act.

                  The Company and the Selling Stockholders may enter into customary agreements concerning indemnification and the provision of information in connection with the sale of the Common Stock.

                                  LEGAL MATTERS

                  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111. Partners of such firm beneficially own 3,625 shares of Common Stock.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  There are incorporated in this Prospectus by reference the following documents which have been filed with the Commission:

                  (a) the Company's Prospectus, dated April 16, 1996, filed pursuant to Section 424(b) of the Act, which contains audited financial statements for the Company's fiscal year ended June 30, 1995;

                  (b) the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1996, filed pursuant to Section 15(d) of the Exchange Act; and

                  (c) the description of the Registrant's Common Stock contained in the Company's Form 8-A Registration Statement filed with the Commission on April 12, 1996 (file no. 0-28202) (and incorporated therein by reference to the description of the Company's Common Stock in the Company's Registration Statement on Form S-1 (file no. 333-316)).

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  OTHER MATTERS

                  Section 145 of the Delaware General Corporation Law (the "GCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Company's Certificate of Incorporation and By-laws require the Company to indemnify its officers and directors to the fullest extent permitted under the GCL. Any amendment to or repeal of such provisions shall not adversely affect any right or protection of a director or officer of the Company for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions and agreements, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  There  are  hereby   incorporated  by  reference   herein  the
following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

                  (a) the Registrant's Prospectus, dated April 16, 1996, filed pursuant to Section 424(b) of the Act, which contains audited financial statements for the Registrant's fiscal year ended June 30, 1995;

                  (b) the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1996, filed pursuant to Section 15(d) of the Exchange Act; and

                  (c) the description of the Registrant's Common Stock contained in the Registrant's Form 8-A Registration Statement filed with the Commission on April 12, 1996 (file no. 0-28202) (and incorporated therein by reference to the description of the Registrant's Common Stock in the Registrant's Registration Statement on Form S-1 (file no. 333-316)).

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  The partners of Reboul, MacMurray,  Hewitt, Maynard & Kristol, counsel to the Registrant in connection with the preparation of this Registration Statement, beneficially own an aggregate 3,625 shares of Common Stock.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law (the "GCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar provision is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The determination as to whether the standard of conduct referred to above has been met must be made by (i) a majority of disinterested directors, (ii) if there are no such directors, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent that a director, officer, employee or agent has been successful on the merits in the defense of any action or derivative action referred to above, Section 145 provides that such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred. The statute further provides for the advancement of expenses upon an undertaking that such advancement shall be repaid if it is ultimately determined that such person is not entitled to be indemnified. Finally, the statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

                  The Registrant's Certificate of Incorporation and By-laws each require the Registrant to indemnify its officers and directors to the fullest extent permitted under the GCL. Furthermore, the Registrant's Certificate of Incorporation and By-laws each provide that any amendment to or repeal of such provisions shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such officer or director occurring prior to such amendment or repeal. Finally, the Registrant's Certificate of Incorporation and By-laws each provide that if a claim made by an officer or director is not paid in full by the Registrant within 30 days after a written claim has been received, the claimant may bring suit to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the claimant is permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct. In any such action, the Registrant shall have the burden of proving that the director or officer was not entitled to the requested indemnification or payment of expenses under applicable law.

                  The Registrant's Certificate of Incorporation and By-laws provide that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL (involving certain unlawful dividends or unlawful stock repurchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

                  Each of the Plans provides that all expenses and liabilities incurred by the Board of Directors (or the Committee thereof responsible for administration of the Plan) in the administration of such Plan shall be borne by the Company. Each Plan further provides that no member of the Board of Directors (or the Committee described above) shall be liable for any action, determination or interpretation taken or made in good faith with respect to such Plan or any option or award granted thereunder.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.


Exhibit
Number                       Description

4.1 Restated Certificate of Incorporation of Walsh International Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-316)

4.2 Amended and Restated By-laws of Walsh International Inc., incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (file no. 333-316)

4.3 Walsh International Inc. and its Subsidiaries Restated Stock Option and Restricted Stock Purchase Plan, incorporated by reference to Exhibit 10.12 of the Registrant's Registration Statement on Form S-1 (file no. 333-316)

4.4 Walsh International Inc. Non-Employee Directors' Stock Option Plan, incorporated by reference to Exhibit 10.13 of the Registrant's Registration Statement on Form S-1 (file no. 333-316)

5 Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered

23.1 Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5)

23.2              Consent of Coopers & Lybrand L.L.P.

24                Powers of Attorney (included on signature page hereto)

Item 9.           Undertakings.

                  (a)  The Registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post effective amendment to this registration statement:

                                   (i) to include  any  prospectus  required  by
                           Section 10(a)(3) of the Securities Act of 1933;

                                   (ii) to reflect in the  prospectus  any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                   (iii) to  include  any  material  information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the day of August 22, 1996.

                                       WALSH INTERNATIONAL INC.


                                             /s/ Michael A. Hauck
                                       By:  ------------------------
                                            Michael A. Hauck
                                            Chief Executive Officer


                                POWER OF ATTORNEY

                  Each person whose individual signature appears below hereby authorizes Michael A. Hauck, Martyn D. Williams and Leonard R. Benjamin, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signatures                                  Title                                   Date

  /s/ Michael A. Hauck
- -------------------------                  Director, Chief Executive                    August 22, 1996
     Michael A. Hauck                      Executive Officer


  /s/ Robert Mander
- -------------------------                  Director, President                          August 22, 1996
     Robert Mander


  /s/ Martyn D. Williams
- -------------------------                  Vice President, Chief                        August 22, 1996
     Martyn D. Williams                    Financial Officer


  /s/ Leonard R. Benjamin
- -------------------------                   Vice President, General                     August 22, 1996
     Leonard R. Benjamin                    Counsel


  /s/ Dennis M.J. Turner
- -------------------------                   Director, Chairman of                       August 22, 1996
     Dennis M.J. Turner                     the Board


                                      II-5

  /s/ Harry C. Groome
- -------------------------                   Director                                    August 22, 1996
     Harry C. Groome


  /s/ Leonard M. Lodish
- -------------------------                   Director                                    August 22, 1996
     Leonard M. Lodish


  /s/ James W. Stevens
- -------------------------                   Director                                    August 22, 1996
     James W. Stevens



                                  EXHIBIT INDEX

Exhibit
Number                                             Description

4.1               Restated Certificate of Incorporation of Walsh International Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (file
                  no. 333-316)

4.2 Amended and Restated By-laws of Walsh International Inc., incorporated by reference to Exhibit 3.2 to the Registrant's
                  Registration Statement on Form S-1 (file no. 333-316)

4.3               Walsh International Inc. and its Subsidiaries Restated Stock Option and Restricted Stock
                  Purchase Plan, incorporated by reference to Exhibit 10.12 of the Registrant's Registration
                  Statement on Form S-1 (file no. 333-316)

4.4               Walsh International Inc. Non-Employee Directors' Stock Option Plan, incorporated by reference to Exhibit 10.13 of the Registrant's Registration Statement on Form S-1 (file
                  no. 333-316)

5                 Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered

23.1              Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5)

23.2              Consent of Coopers & Lybrand L.L.P.

24                Powers of Attorney (included on signature page hereto)

